Exhibit 99.1

GNC HOLDINGS, INC. ANNOUNCES

SHARE REPURCHASE PROGRAM

Pittsburgh, PA — June 19, 2012 — GNC Holdings, Inc. (NYSE: “GNC”) (the “Company”), a leading global specialty retailer of health and wellness products, today announced that its Board of Directors has authorized a program to repurchase up to an aggregate $300 million of the Company’s Class A common stock.  The Company expects any repurchases under the program to commence on or about July 31, 2012 and occur over the following twelve months.  The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing.  The Company has completed its repurchase of all 500,000 shares previously authorized by the Board.

Joe Fortunato, President and CEO stated “This action reaffirms our commitment to creating shareholder value and reflects the evolution of our total shareholder return approach to managing capital structure. We remain confident in the fundamental strength of our business, including our ability to generate cash flow to support continued growth and to create value for shareholders through the combination of dividends and opportunistic share repurchases.”

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

About GNC

GNC Holdings, Inc., headquartered in Pittsburgh, Pa., is a leading global specialty retailer of health and wellness products, including vitamins, minerals and herbal supplement products, sports nutrition products and diet products, and trades on the New York Stock Exchange under the symbol “GNC.”

As of March 31, 2012, GNC has more than 7,700 locations, of which more than 5,900 retail locations are in the United States (including 928 franchise and 2,146 Rite Aid franchise store-within-a-store locations) and franchise operations in 56 countries (including distribution centers where retail sales are made).  The Company – which is dedicated to helping consumers Live Well – has a diversified, multi-channel business model and derives revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships.  The Company’s broad and deep product mix, which is focused on high-margin, premium, value-added nutritional products, is sold under GNC proprietary brands, including Mega Men®, Ultra Mega®, GNC Total Lean, Pro Performance® and Pro Performance® AMP, and under nationally recognized third party brands.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy and outlook. While the Company believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

Contacts:

Investors:

Michael M. Nuzzo, Executive Vice President and CFO

(412) 288-2029

or

Dennis Magulick, Senior Director – Treasury & Investor Relations

(412) 288-4632